FORM

                               REVISED APPENDIX

                       RULE 17F-5 DELEGATION AGREEMENT



                     NAME OF FUND                        EFFECTIVE DATE
UMB Scout Funds, on behalf of:
      UMB Scout Stock Fund                               April 1, 2005
      UMB Scout Growth Fund                              April 1, 2005
      UMB Scout Small Cap Fund                            May 8, 2003
      UMB Scout WorldWide Fund                           April 1, 2005
      UMB Scout Bond Fund                                April 1, 2005
      UMB Scout Kansas Tax-Exempt Bond Fund              April 1, 2005
      UMB Scout Money Market Fund - Federal Portfolio    April 1, 2005
      UMB Scout Money Market Fund - Prime Portfolio      April 1, 2005
      UMB Scout Tax-Free Money Market Fund               April 1, 2005






Attest:                                   UMB SCOUT FUNDS

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                                          -------------------------------------
                                          By:
                                          Title:
                                          Date:  April 1, 2005

Attest:                                   UMB BANK, N.A.
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                                          -------------------------------------
                                          By:
                                          Title:
                                          Date:  April 1, 2005